Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 154 to Registration Statement No. 002-22019 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the Funds constituting Eaton Vance Growth Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the period from the start of business, August 29, 2012 to July 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

November 25, 2013

Appendix A

Report Date

Funds

September 18, 2013

Eaton Vance Hexavest Emerging Markets Equity Fund

September 18, 2013

Eaton Vance Hexavest Global Equity Fund

September 18, 2013

Eaton Vance Hexavest International Equity Fund

September 18, 2013

Eaton Vance Hexavest U.S. Equity Fund